Exhibit 99.2

LONE PINE RESOURCES INC.
SUITE 1100, 640 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Proposed US$200 Million Offering of Senior Unsecured Notes

CALGARY, ALBERTA, February 6, 2012 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE: LPR) (TSX: LPR) today announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of US$200 million in aggregate principal amount of senior unsecured notes due 2017. Lone Pine intends to use the net proceeds from the proposed offering to partially repay borrowings outstanding under its bank credit facility.  The notes will be issued by the Company’s wholly-owned subsidiary, Lone Pine Resources Canada Ltd.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The notes also will not be qualified for public distribution under the securities laws of any Canadian jurisdiction and may not be offered or sold in Canada, except pursuant to an exemption from the prospectus requirements of such laws.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  In Canada, the notes will be offered and sold on a private placement basis in certain provinces to accredited investors in reliance on available exemptions from the prospectus requirement of applicable Canadian securities laws.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes, in any state, province or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, province or other jurisdiction.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine intends, proposes, assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, including the proposed offering and the use of the net proceeds from the proposed offering. Lone Pine cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of oil and natural gas.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, risks associated with general economic and market conditions impacting the successful completion of the offering of notes and other risks as described in the registration statement that Lone Pine filed with the United States Securities and Exchange Commission (the “SEC”), the final prospectuses dated May 25, 2011 that Lone Pine filed with the SEC and securities regulatory authorities in Canada, and the other reports that Lone Pine files with the SEC and with Canadian securities regulators. Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000